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                                                                   EXHIBIT 23.01



INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-4 of our report dated August 12, 1998, except for the second paragraph of Note 11 as to which the date is November 23, 1998 and the first paragraph of Note 2 and of Note 18 as to which the date is March 16, 1999 (which report expresses an unqualified opinion that such supplemental consolidated financial statements are in conformity with generally accepted accounting principles applicable after consolidated financial statements are issued for a period which includes the date of consummation of the business combination of Cardinal Health, Inc. and Allegiance Corporation), appearing in Cardinal Health, Inc.'s Current Report on Form 8-K/A filed March 18, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP


Columbus, Ohio
March 19, 1999